SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                             FORM 8-K



                          CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report: November 12, 1998

                 Commission file number 33-11795

                   RECOM MANAGED SYSTEMS, INC.
             (Formerly Mt. Olympus Enterprises, Inc.)



          Delaware                                87-0441351
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


                     2412 Professional Drive

                     Roseville, CA                              95661
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)


      Registrant's telephone number, including area code:
                          (916) 789-2022
                  Send copy of any responses to:
   Attorney for Registrant - Julian D. Jensen:   (801) 531-6600
                           Law Offices
              Jensen, Duffin, Carman, Dibb & Jackson
                 311 South State Street, Ste. 380
                     Salt Lake City, UT 84111




Item 1. Changes in Control of the Registrant.

     The Company has recently completed a "Reverse Acquisition" which was closed, pursuant to Majority Sharholder Consent, on October 30, 1998, and through which control of the Company was transferred from its existing shareholders to a group of private owners of an acquired California limited liability company who owned all interest in the fully acquired subsidiary, J2 Technologies, LLC. The details of this Reverse Acquisition are more fully set-out in the Reverse Acquisition Agreement denominated as the "Stock-For-Interest Membership Exchange Agreement" which is being filed as an Exhibit to this 8-K Report, Exhibit A. The terms of Reorganization are also set-out in a concurrently filed 10-QSB Report for the Company. For the purposes of this 8-K filing, the essential terms of the Reverse Acquisition are outlined as follows:

     1. As of the closing date on October 30, 1998, the previous Mt. Olympus Enterprises, Inc. ("MOE"), an inactive public Delaware corporation, acquired all of the issued and outstanding Membership Interest of a California limited liability company known as J2 Technologies, LLC ("J2"), with the Company (MOE) agreeing to change its name to RECOM Managed Systems, Inc., ("RECOM"). In exchange for the acquisition of all issued and outstanding Membership Interest of J2 from its members. MOE then issued out 2,200,000 shares to the J2 members, constituting approximately 84.4% of its reverse split issued and outstanding shares. Thereby, the prior J2 owners became the controlling shareholders of MOE. Noother consideration was involved in the acquisition.

     2. Prior to and as a condition to the Reverse Acquisition, MOE reversed split its issued and outstanding shares on a forty-three to-one ratio (43:1).

     3. On or about November 5, 1998, and pursuant to the Reverse Acquisition, MOE changed its name of record with the Delaware Secretary of State to RECOM Managed Systems, Inc. as part of the reverse acquisition.

     4. A new Board of Directors, as nominated by J2, was appointed by Majority Shareholder Consent to become the new Board of Directors of RECOM. The biographical information of each of the following listed directors is more fully and completely set-out in the Shareholder Notice sent to all shareholders of MOE and a copy of which has been incorporated by this reference as Exhibit B:

                    A.   Mr. John Epperson, Jr.
                    B.   Mr. G.K. (Jack) Lee
                    C.   Dr. Syed Shariq
                    D.   Mr. Robert Iger

          The shareholders, by the Majority Shareholder Consent Resolution, also granted a proxy to the new Board to appoint a fifth member.


     5. The Reverse Acquisition also provided that all debts and obligations of MOE were paid and discharged as of the closing date of the reorganization.

     6. New management will assume the responsibility for filing the within report under the Securities and Exchange Act of 1934, a contemporaneous 10-QSB Report for the quarter ending September 30, 1998, as well as all subsequent 1934 Act Filings.

     7. The place of business of the company will be changed to the principal business address in Roseville, California of its sole operating subsidiary, J2.


     The prior J2 owners acquiring control of the registrant are identified in the Exhibit "A" Agreement as attached and incorporated by this reference.


     Item 2.  Acquisition or Disposition of Assets.

     As outlined in Item 1, Mt. Olympus Enterprises, Inc. (now known as RECOM Managed Systems, Inc.) acquired all of the issued and outstanding Membership Interest of the privately held J2 Technologies, LLC as part of the reverse acquisition. These assets of J2 are more fully set-out in the contemporaneously filed 10-QSB which is incorporated by this reference, together with the Financial Statements appended thereto. In summary, but not in limitation of that information, it is disclosed that J2 assets are primarily intangible assets consisting of proprietary computer based technologies and programs for the business client, together with miscellaneous minor personal property. This proprietary technology was not valued for accounting purposes. The assets were deemed acquired as of the date of the closing of the Reverse Acquisition on October 30, 1998 through the Majority Shareholder Consent. Based upon the consolidated pro forma unaudited Financial Statements, there are currently $174,348 combined assets in the Company, almost all of which has been contributed by J2.


     Item 3. Changes in Registrant's Certifying Accountant.

     The historical independent auditors and accountants for MOE, now known as RECOM Managed Systems, Inc., was a Salt Lake City Firm of Hansen,
Barnett and Maxwell. This firm will continue as the independent auditors for the foreseeable future for the consolidated company based upon the Reverse Acquisition. Please note the attached and incorporated September 30, 1998 unaudited financials prepared by that firm for MOE and the unaudited pro forma consolidated financials as required by
Item 7. The August 31, 1998 financials for J2 are also attached and incorporated.




     Item 4.  Other Events.

     The registrant believes that the outline of the significant items and events incident to the Reverse Acquisition as set-out and outlined in item 1 constitute all other significant events to bereported. Consequently, the matters discussed in Item 1 are incorporated by this reference, together with the more detailed information in the contemporaneously filed 10-QSB and attached accounting. The registrant knows of no other significant events, other than those outlined in Item 1.

     Item 5. Resignation of Registrant's Directors.

     As part of and as a condition to the closing of the reverse acquisition on October 30, 1998, the prior Board of Directors, who also constitute the principal officers of the corporation, resigned. These officers were Mr. Andrew Limpert, President/Director, (who will continue in office through November 30, 1998); Mr. Gregory H. Stringhorn, Vice President/Director; and Mr. Dave Winters, Secretary-Treasurer/Director.

     As part of the reverse acquisition and pursuant to a Majority Shareholder Consent Resolution, as attached hereto, certain nominees of the acquired entity were appointed and elected as directors and subsequently appointed officers of the registrant as more particularly set-out in the following table:


Name                        Position
John Epperson, Jr.      Director/President


G.K. (Jack) Lee         Director/Secretary/Treasurer/CFO


Dr. Syed Shariq          Director


Mr. Robert S. Iger, Esq. Director


James (Jim) Joyce        Vice President


Jim Collins              Controller, Internal Auditor


       Various biographical information concerning each of the foregoing directors and officers, as well as their sharehold interest, are more fully set-out in the concurrently filed Notice to Shareholders attached to the 10-QSB Report which is incorporated by this reference. No compensation for these officers has currently been set.



     Item 7. Financial Statements and Exhibits.

     Attached to this 8-K Report and incorporated by this reference as Exhibits are the following:

     1.   Audited financial statements for J2 dated August 31, 1998;

     2.   Unaudited financials of September 30, 1998 for the Registrant;

     3. Unaudited pro forma consolidated financials prepared incident to this report reflecting the reverse acquisition accounting as of September 30, 1998;

            ...................................................................

     A. Stock-For-Interest Agreement and sometimes designated as the Reverse Acquistion Agreement;

     B.   Shareholder Statement.


           (Registrant has omitted inapplicable items)


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned President duly authorized.



RECOM MANAGED SYSTEMS, INC.
(Formerly Mt. Olympus Enterprises, Inc.)





                                              11/12/98
_________________________________            ________________________________
By:  Mr. Andrew Limpert                      Date
     President



MOE4/RECOM8-K.11

NON-FINANCIAL EXHIBIT A


         STOCK-FOR-MEMBERSHIP INTEREST EXCHANGE AGREEMENT

     THIS STOCK-FOR-MEMBERSHIP INTEREST EXCHANGE AGREEMENT (this
"Agreement") is entered into as of August     , 1998, by and among
Mt. Olympus Enterprises,Inc., a Delaware corporation ("MOE"), Dennis Madsen, an individual ("Madsen") and AndrewLimpert, an individual ("Limpert"), J2 Technologies, a California limited liability company ("J2"), Jack Lee, and individual ("Lee"), John Epperson, Jr., an individual ("Epperson"),
Mackenzie Shea, Inc., a California corporation ("MSI"), Kayne International Corporation, a Cayman Islands corporation ("Kayne"),Intervest, LLC, an Oregon limited liability company ("Intervest"), SOMA 2000, a California limited liability company ("SOMA") and Recom Technologies, Inc., a California corporation ("Recom"), Margaret Toth, an individual ("Toth"), James Joyce, an individual ("Joyce"), David Lawrence, an individual ("Lawrence"), Daniel Ostermiller, an individual ("Ostermiller"), Cal Lai, an individual ("Lai") and Syed Shariq, an individual ("Shariq") (all parties except MOE are collectively referred to as "J2 Owners" and whenever all of the above are collectively referenced they shall sometimes be designated as the "Parties"), with reference to the following.

                             RECITALS

     A. MOE is an inactive publicly traded corporation desirous of acquiring operating businesses and technologies in exchange for stock.

     B. Dennis Madsen is a promoter of MOE and the reorganization agent designated by MOE to effect the acquisition of J2, Andrew Limpert is an officer, director and prior to the closing will be a substantial shareholder of MOE.

     C. J2 is a technology company owned by the J2 Owners, which is in the business of development, distribution and consulting of computer hardware and software.

     D. MOE and the J2 Owners desire to exchange all of the membership interests in J2 for the majority of the outstanding common stock of MOE, in accordance with the terms of this Agreement.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Exchange of Shares. In consideration of and in exchange for all of the outstanding membership interests in J2, MOE shall exchange for and deliver to the J2 Owners, the number of shares of common stock of MOE as set forth below (the "Exchange Shares"). At the conclusion of the exchange, MOE will own all or substantially all of the outstanding membership interests of J2 and the J2 Owners will own the majority of the outstanding shares of common stock of MOE, in the amounts set forth below:


                    Number of                Number of
J2 Owners           J2 Membership Units      Exchange Shares Received

Lee                 300,000 units                 300,000 shares
Epperson            300,000 units                 300,000 shares
Recom               660,500 units                 660,500 shares
MSI                 420,000 units                 420,000 shares
Kayne               420,000 units                 420,000 shares
Joyce                57,000 units                   57,000 shares
Toth                   7,500 units                   7,500 shares
Lawrence               7,500 units                   7,500 shares
Ostermiller            7,500 units                   7,500 shares
Lai                   15,000 units                   15,000 shares
Shariq                 5,000 units                   5,000 shares

     2. Reorganization. Immediately prior to (a) the closing of the within stock exchange, and (b) the issuance of the Exchange Shares set forth above, and as a contingency to the closing of the stock exchange as contemplated by this Agreement (the "Closing"), MOE's shareholders shall have approved, at a duly noticed and held shareholder meeting, a reverse split of its common stock resulting in each 43 outstanding shares of its commons stock being reduced to one (1) share (the "43:1 Reverse Split"); the change of the name of MOE to J2 Technologies, Inc.; and the terms of this Agreement. Notwithstanding the foregoing, prior to the issuance of the Exchange Shares to the J2 Owners, there shall be not more than 430,000 shares of MOE's equity securities outstanding, including securities convertible into common or preferred shares.

     3. Capital Structure After Exchange. Effective at the Closing, there shall be a total of 2,630,000 shares of reverse split common stock issued as follows:

                    Issuee             No. Of Shares

                    Recom               660,500
                    Lee                 300,000
                    Epperson            300,000
                    MSI                 420,000
                    Kayne               420,000
                    Joyce                57,000
                    Toth                  7,500
                    Lawrence              7,500
                    Ostermiller           7,500
                    Lai                  15,000
                    Shariq                5,000
               *Existing MOE Affiliates 330,000
               MOE Public Shareholders  100,000

     *The shares issued to the existing MOE affiliates include 25,000 shares issued to prior directors and counsel for MOE after the reverse split for services provided; 100,000 reverse split shares to Dennis Madsen for services and advances; 105,000 reverse-split shares to Andrew Limpert for services and advances; 100,000 to the Benchmark Group Ltd. for consulting/referral services. Upon the issuance of the foregoing shares to prior management and affiliates, MOE affirms that there are no other outstanding stock, stock rights charges or claims owing to any affiliate, officer, director or shareholder of MOE by MOE.

     4. Assumption of Debt. MOE shall assume the obligation to repay that certain promissory note from J2 to Kayne, MSI, Epperson and Lee, in the outstanding principal amount of $150,000 (the "Note"). The Note shall be paid from the first funds raised in any financing after the date of this Agreement.

     5.   Due Diligence Period.  J2 shall have until October 30, 1998   (the
 "Review Date") to complete its due diligence of MOE. MOE and Madsen shall provide all information required under this Agreement and all information on MOE and its shareholders reasonably requested by the J2 Owners. After the Review Date, provided J2 or the J2 Owners have not canceled this Agreement for reasonable cause, there shall be no contingencies to the Closing, except as set forth in Section 13 of this Agreement.

     6. Expenses. At the Closing, J2 shall pay the costs of the exchange which are:

(i) the legal costs for the preparation and filing of the most current 10-Q and 10-K reports as filed, in the amount of $4,000, and the accounting costs in the amount of $4,115; (ii) $4,500 in legal fees to complete the proxy and prepare and file the second quarter 1998 10-Q and 8-K reports; and (iii) accounting and transfer agent fees of approximately $2,000.

     7. Resignation of Board of Directors. At the Closing, each of the current members of MOE's Board of Directors shall tender their resignation, effective as of the Closing.

     8. Shareholder Meeting and Approval. The MOE shareholder meeting to ratify this Agreement, elect new Board Members as set out below, change the name to J2 Technologies, Inc. and to approve the 43:1 reverse split will be noticed within ten (10) days of the Review Date and held within 30 days of such date, provided that no recission notice is given by any of the J2 parties. The Closing will be deemed to occur concurrently upon the adoption of the foregoing matters by the MOE shareholders. The following will constitute the J2 nominees for election at the shareholder meeting:

     Jack Lee
     Jack Epperson
     Tom Schultz
     Cal Lai
     Robert Iger


     9.   Closing.

          a. The Closing contemplated by this Agreement shall be held at the offices of Boyd & Chang, LLP, 19900 MacArthur Boulevard, Suite 660, Irvine, California 92612, upon the conclusion of the shareholder meeting.

          b. After the Closing Date, and from time to time thereafter, the parties to this Agreement shall execute such additional instruments and take such other action as either party may reasonably request in order to effectuate the transactions contemplated by this Agreement.

     10. Resignation of Officers. At the Closing, MOE shall deliver the resignation of each of the existing officers of MOE and prior to the resignation of MOE's existing Board of Directors, such Board shall have appointed the following individuals to the offices set forth across from their name:

               Name                     Office

               Jack Epperson       President, Chief Executive Officer
               Jack Lee            Secretary
               Tom Schultz         Chief Financial Officer & Treasurer
               James Joyce         Vice President of Operations

     11. Representations and Warranties of MOE. MOE hereby represents and warrants to J2 and the J2 Owners as follows:

          a. Organization and Standing: Articles and Bylaws. MOE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted in the future. MOE is not presently qualified to do business as a foreign corporation in any jurisdiction, except Utah, and the failure to be so qualified will not have a material adverse effect on its business as now conducted and as proposed to be conducted in the future.

          b. Corporate Power. MOE has now, and will have at the Closing Date, all requisite corporate power to enter into this Agreement and to sell and issue the Exchange Shares. This Agreement constitutes a valid and binding obligations of MOE enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

          c. Subsidiaries. MOE does not control, directly or indirectly, any other corporation, association, or business entity.

          d. Capitalization. The authorized capital stock of MOE is 50,000,000 shares of Common Stock, $.001 par value, of which 4,300,000 shares are issued and outstanding. Immediately prior to the Closing there shall not be more than 430,000 shares of MOE's common stock outstanding. All such issued and outstanding shares have been or will be duly authorized and validly issued, are or will be fully paid and nonassessable, and were or will be issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding rights (including conversion or preemptive rights), warrants, conversion rights, options or agreement (oral or in writing) for the purchase or acquisition from MOE of any shares of its capital stock, except as identified in paragraph 3 of this Agreement, i.e. the "affiliate shares.".

          e.   Authorization.

               (1) Corporate Action. All corporate action on the part of MOE, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Exchange Shares and the issuance of the Common Stock issuable upon conversion of the Exchange Shares and the performance of MOE's obligations hereunder has been taken or will be taken prior to the Closing.

               (2) Valid Issuance. The Exchange Shares, when issued in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances caused or created by MOE; provided, however, that all such shares will be issued and labeled as restricted securities and may be subject to standard and customary restrictions on the transfer of restricted securities under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

               (3) No Preemptive Rights. No person has any right of first refusal or any preemptive rights in connection with the issuance of the Exchange Shares or any future issuances of securities by MOE.

          f.   Compliance with Other Instruments, None Burdensome, etc.
MOE is not in violation of any term of its Certificate of Incorporation or Bylaws, nor is MOE in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on MOE as a whole, and to the knowledge of MOE, is not in violation of any order, statute, rule, or regulation applicable to MOE, the violation of which would have a material adverse effect on MOE. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Exchange Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of MOE pursuant to any such term. To the knowledge of MOE, there is no such term which materially adversely affects, or, so far as MOE may now foresee, in the future may materially adversely affect, the business, condition, affairs, or operations of MOE or any of its properties or assets.

          g. Litigation, etc. There is no known action, proceeding, or investigation of any kind or nature, civil, criminal or administrative, pending or currently threatened against MOE or, to knowledge, its officers, directors, shareholders, employees or consultants of MOE (or, to knowledge, any basis therefore or threat thereof). MOE is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, or investigation by MOE currently pending, or which MOE currently intends to initiate.

          h. Government Consent, etc. Based in part upon the representations and warranties of J2 and the J2 Owners in Section 12 herein, no consent, approval or authorization of or designation, declaration, or filing with any governmental authority on the par of MOE is required in connection with: (a) the valid execution and delivery or this Agreement; or
(b) the offer, sale, or issuance of the Exchange Shares, or (c) the obtaining of the consents, permits, and waivers specified in subsection 11(a)(2) hereof, except the requirement to file Articles of Amendment to evidence the agreed upon reorganization matters.

          i. Taxes. MOE has filed or will file by the Review Date all tax returns that are required to have been filed with the appropriate federal, state, county, and local governmental agencies or instrumentalities, except where the failure to do so would not have a material adverse effect upon MOE, taken as a whole. MOE has paid or established reserves for all material income, franchise, and other taxes, assessments, governmental charges, penalties, interest, and fines due and payable by them on or before the Closing. There is no pending dispute with any taxing authority relating to any of such returns and MOE has not knowledge of any proposed liability for any tax to be imposed upon the properties or assets of MOE.

          j. Title. MOE owns its properties and assets, including the properties and assets reflected in the Financial Statement, if any, free and clear of all liens, mortgages, loans, or encumbrances, except liens for current taxes not yet due and payable and for such minor encumbrances and liens which arise in the ordinary course of ownership or use of such properties and assets and which do not materially impair MOE's operation. With respect to the property and assets leased by MOE, if any, MOE is in compliance with such leases and holds valid leasehold interests free and clear of any liens, claims, or encumbrances.

          k. Financial Statements. MOE has delivered to J2 and the J2 Owners its audited financial statements for the years of 1996, 1997 and unaudited
1998 First Quarter financial statements (hereinafter referred to as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared on a consistent basis throughout the relevant periods. The Financial Statements accurately set out and describe the financial condition and operating results of MOE as of the dates, and during the periods, indicated therein. Except as set forth in the
 Financial Statements, as of the Closing Date MOE has no liabilities of any nature (matured or unmatured, fixed or contingent). MOE maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          l. Absence of Changes. Except as contemplated by this Agreement since the date of the balance sheet provided: (a) MOE has not entered into any transaction which was not in the ordinary course of business, (b) there has been no material adverse change in the condition (financial or otherwise) of the business, property, assets, or liabilities of MOE other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction or, or loss of physical property (whether or not covered by insurance) materially adversely affecting the assets, financial condition, operation results, business, or operations of MOE, (d) MOE has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased, or otherwise acquired any of its stock, (e) MOE has not materially changed any compensation arrangement or agreement with any of its key employees or executive officers, or materially change the rate of pay of its employees as a group, (f) MOE has not received notice that there has been a cancellation of an order of MOE's products or a loss of a customer of MOE, the cancellation or loss of which would materially adversely affect the business of MOE, (g) MOE has not changed or amended any material contract by which MOE or any or its assets are bound or subject, (h) there has been no resignation or termination or employment of any key officer or employee or MOE and MOE does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have a material adverse effect on the business or MOE, (i) there has been no labor dispute involving MOE or its employees and none is pending or, to the best of MOE's knowledge, threatened, (j) there has been no change, except in the ordinary course of business, in the material contingent obligations of MOE (nor in any contingent obligation of MOE regarding any director, shareholder, key employee, or officer of MOE) by way of guaranty, endorsement, indemnity, warranty, or otherwise, (k) there have been no loans made by MOE to any of its employees, officers, or directors other than travel advances and other advances made in the ordinary course of business, (l) there has been no waiver by MOE of a valuable right or of a material debt owing to it,
(m) there has not been any satisfaction or discharge of any lien, claims, encumbrance, or any payment of any obligation by MOE, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operation results, or business of MOE, and (n) to the best of the knowledge of MOE, there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of MOE. MOE HAS REPRESENTED TO THE J2 PARTIES THAT IT HAS NO BUSINESS, ASSETS OR FACILITIES.

          m. Outstanding Indebtedness. MOE has no indebtedness for borrowed money which it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which it has otherwise become liable, directly or indirectly, other than obligation discharged through the issuance of stock described in paragraph 3 to MOE affiliates. MOE has no liability or obligation, absolute or contingent, which is not shown or provided for in the Financial Statements.

          n. Certain Transactions. MOE is not indebted, directly or indirectly, to any of its officers, directors, or shareholders or to their spouses or children, in any amount whatsoever other than to be discharged pursuant to the terms described in this Agreement; and none of said officers, directors or, to the best of MOE's knowledge, shareholders, or any member of their immediate families, are indebted to MOE or have any direct or indirect ownership interest in any firm or corporation with which MOE is affiliated or with which MOE has a business relationship
(except as a holder of securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934, to the extent of owning not more than two percent (2%) of the issued and outstanding securities of such corporation). No such officer, directors, or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with MOE. MOE is not a guarantor or indemnitor of any indebtedness of any person, firm or corporation.

          o. Corporate Documents: Minute Books. The Certificate of Incorporation and Bylaws of MOE are in the form previously provided to J2 and J2 Owners. The minute books of MOE previously made available to J2 and J2 Owners contain a complete summary of all meetings of directors and shareholders during the tenure of the current management, and reflect all transactions referred to is such minutes accurately in all material respects.

          p. Disclosure. No representation or warranty by MOE in this Agreement, or in any document or certificate furnished or to be furnished to J2 and the J2 Owners pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements made herein and therein, not misleading.

          q. Shareholder Agreements. There are no agreements or arrangements between MOE and any of MOE's shareholders or to MOE's knowledge, between any of MOE's shareholders, which materially and adversely affect any shareholder's ability or right to freely alienate or vote such shares, and to MOE's knowledge, none of MOE's shareholders is affiliated with or has any agreements or arrangements with any customer of or supplier to MOE.

          r. Registration Rights. MOE has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          s. Contracts. MOE is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction.

          t.   SEC Filings.   MOE has represented, and J2 understands and
agrees, that MOE has filed all reports required by the Securities and Exchange of 1934 (" 34' Net Filings") from December 1996 through the present, though sometimes on a delinquent basis. Prior to 1996 there was a substantial period where no 34 Act Filings were made. MOE believes, in good faith, that its 34 Act Filings since 1996 have been accepted by the Securities and Exchange Commission ("SEC") and have cured or obviated the need to file reports prior to such date. However, MOE & J2 mutually agree and understand the MOE cannot and does not make any warranty or representation as to any future position of the SEC with regards to prior delinquent filings.

     12. Representations and Warranties of J2 and the J2 Owners and Restrictions on Transfer Imposed by the Securities Act.

     J2 and the J2 Owners represent and warrant MOE as follows:

          a. Investment Intent. This Agreement is made with J2 and the J2 Owners in reliance upon their representations to MOE, evidenced by their execution of this Agreement, that J2 and the J2 Owners are acquiring the Exchange Shares for investment for their own account, not as a nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. J2 and the J2 Owners have the full right, power, and authority to enter into and perform this Agreement.

          b. Exchange Shares Not Registered. J2 and the J2 Owners understand and acknowledge that the offering of the Exchange Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under the applicable law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state law and other applicable state Exchange Shares or blue sky laws, and that MOE's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. J2 and the J2 Owners acknowledge and understand that the Exchange Shares must be held indefinitely unless the Exchange Shares are subsequently registered under the Securities Act and qualified under the state law or an exemption from such registration and such qualification is available.

          c. Knowledge and Experience. J2 and the J2 Owners (i) have such knowledge and experience in financial and business matters as to be capable of evaluation the merits and risks of their prospective investment in the Exchange Shares; (ii) have been furnished with and had access to such information as J2 and the J2 Owners have considered necessary to make a determination as to the purchase of the Exchange Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iii) have had all questions which have been asked by J2 and the J2 Owners satisfactorily answered by MOE; and (iv) have not been offered the Exchange Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

          d. Not Organized to Purchase. J2 has not been organized for the purpose of purchasing the Exchange Shares.

          e. Audited Financials. J2 will supply to MOE on or prior to the Review Date audited financial statements through not earlier than the First Quarter of 1998 and extending back for a period of not less than two years or inception as a condition to closing.

     13.  Conditions to Closing.

          a. Conditions to J2 and the J2 Owner's Obligations. The obligations of J2 and the J2 Owners to purchase and exchange the Exchange Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions:

               (1) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by MOE in Section 11 hereof shall be true and correct when made, and on the Closing Date. MOE's business and assets shall not have been adversely affected in any material way prior to the Closing Date. MOE shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (2) Consents and Waivers. MOE shall have in a timely fashion any and all consents, permits, and waivers, including without limitation, Board of Directors' approval and shareholder's approval, necessary or appropriate for consummation of the transactions contemplated by this Agreement.


               (3) Reverse Split. The 43:1 Reverse Split shall have been conducted and closed.

               (4) Resignation of Directors and Officers. MOE's directors and officers shall have resigned.

               (5) Shareholder Approval. The Shareholder Approval shall have been effected.

               (6) Election of Officers. MOE's Board of Directors shall have elected new officers as contemplated in section 9 of this Agreement.

     b. Conditions to Obligations of MOE. MOE's obligation to sell and issue the Exchange Shares at the Closing is subject to the condition that the representations and warranties made by J2 and the J2 Owners in Section 12 hereof shall be true and correct when made, and on the Closing Date.

     14. Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested, and postage prepaid, Federal Express, Express Mail, hand delivered or sent by telegraph, telex or facsimile with confirmation as follows:

     If to MOE:          Mt. Olympus Enterprises, Inc.
                    c/o Jensen, Duffin, Carmen, Dibb & Jackson
                    311 South State Street, Suite 380
                    Salt Lake City, CA 84111
                    Telephone:     (801) 531--6600
                    Facsimile:     (801) 521-3731

     If to J2 Owners     Tom Schultz
                    833 Orchid Place
                    Los Altos, CA 94024
                    Telephone:     (650) 941-8424
                    Facsimile:     (650) 941-7370

or at such other address as any Party may specify by notice given to other Party in accordance with this Article. The date of giving of any such notice shall be the date of the actual receipt thereof.

     15. Waivers and Amendments. With the written consent of the record holder of at least a majority of the Exchange Shares, the obligations of MOE and the rights of the holders of the Exchange Shares under this Agreement may be modified, waived or amended (either generally or in a particular instance); provided, however, that no such modification, waiver or amendment shall reduce the aforesaid proportion of Exchange Shares. Upon the effectuation of each such waiver or amendment, MOE shall promptly give written notice thereof to the record holders of the Exchange Shares who have not previously consented thereto in writing. Except to the extent provided in this subsection (a), this Agreement or any provision hereof may be amended, waived, discharged, or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge, or termination is sought.

     16. Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by J2 and the J2 Owners. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of MOE pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by MOE hereunder as of the date of such certificate amount.

     17. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     18. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

     19.  Finder's Fees and Other Fees

               a. MOE (i) represents and warrants that it has not retained any finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold J2 and the J2 Owners harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which MOE, or any of its employees or representatives, is responsible.

               b. J2 and the J2 Owners (i) represent and warrant that they have not retained any finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agree to indemnify and to hold MOE harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which J2 or the J2 Owner's are responsible.

     20. Governing Law: Disputes. This Agreement will be in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute or proceeding concerning this Agreement will be resolved by binding arbitration to be held in San Francisco County, California. Any party may demand arbitration through written notice sent by certified mail to the other (an "Arbitration Demand"). Within fifteen (15) days after the date that the Arbitration Demand is first mailed, each of the parties will confer to select a mutually acceptable arbitrator or arbitrators from the Judicial Arbitration and Mediation Service ("JAMS"). There shall be a panel of three arbitrators, unless objected to by one or both parties. If multiple arbitrators, the parties shall agree upon any odd number. If the arbitrator or arbitrators so selected is unavailable, the parties will confer to select another arbitrator or arbitrators. If the parties cannot mutually agree to the number or selection of an arbitrator, or if one party refuses to participate in the selection process, JAMS will appoint an arbitrator. The arbitrator will be governed by the provisions of this Agreement rather than the rules of JAMS.

          If JAMS is unable or unwilling to select an arbitrator, the Presiding Judge of the San Francisco County Superior court will select an arbitrator upon the request of either party, and such selection will be binding on the parties. The arbitrator or arbitrators so selected will schedule the arbitration hearing within sixty (60) days after he, she, or they are is first selected. The parties will be permitted written discovery and one deposition each. The arbitrator or arbitrators will have authority to enter a binding judgment even if the parties do not appear at the arbitration and may also grant any remedy or relief that the arbitrator reasonably believes to be just or appropriate, provided that such remedy or relief is within the scope of this Agreement.

          If there be more than one arbitrator, all decisions shall be made by majority vote.

          All fees and expenses of the arbitration will be paid equally by the parties participating in the arbitration. At the conclusion of the arbitration, the arbitrator or arbitrators will award the prevailing party reasonable costs and Attorney's Fees, including all arbitration costs. If the arbitration award is made, the prevailing party may convert the award into a judgment and execute upon that judgment.

     21. Attorney's Fees. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's reasonable attorney's fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitioner therefrom.

     22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     23. Severability. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement and, wherever possible, intent shall be given to the invalid or unenforceable provision.

     24. Entire Agreement. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

     25.  Remedies.    All rights, remedies, undertakings, obligations, options,
covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

     26. Successors. Subject to the foregoing paragraph, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors and permitted assigns.

     27. Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. Any error in syntax, grammar, spelling or usage shall be given reasonable interpretation and application.
The captions of the paragraphs of this Agreement ar for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

     28. Benefit of Agreement. This Agreement is for the sole and exclusive benefit of the signatories hereto and nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal orequitable right, claim or remedy.

     29. Limitation on Actions. Any claim, dispute, controversy or action for breach relative to this Agreement ar fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day," "month," or "year" shall be deemed to be a reference to a calendar day, month or year, as the case may be. All cross-references herein shall refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other agreement or document.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

"MOE"                              MT. OLYMPUS ENTERPRISE, INC., a
           Delaware corporation

                                   By:______________________________
                                   Its:______________________________




"J2 OWNERS"                        J2 TECHNOLOGIES, a California limited
                   liability company

                                   By:______________________________
                                        Jack Epperson, Manager

                                   __________________________________
                                   JACK LEE, an individual

                                   ___________________________________
                                   JACK EPPERSON, an individual

                                   MACKENZIE SHEA, INC., a California
                                   corporation

                                   By:_________________________________
                                   Its:___________________________________

                                   REMCOM TECHNOLOGIES, INC., a
                                   California corporation

                                   By:_________________________________
                                   Its:___________________________________


                                   ___________________________________
                                   JAMES JOYCE, an individual

                                   _____________________________________
                                   MARGARET TOTH, an individual

                                   ____________________________________
                                   DAVID LAWRENCE, an individual

                                   _____________________________________
                                   DANIEL OSTERMILLER, an individual

                                   _____________________________________
                                   CAL LAI, an individual

                                   ____________________________________
                                   SYED SHARIQ, an individual









NON-FINANCIAL EXHIBIT B


                      SHAREHOLDER STATEMENT

                  MT. OLYMPUS ENTERPRISES, INC.
            NOW KNOWN AS RECOM MANAGED SYSTEMS, INC.
                     2412 Professional Drive
                       Roseville, CA 95661
                          (916) 789-2022

                        NOVEMBER 11, 1998

     This Information Statement is being provided to all shareholders of record of Mt. Olympus Enterprises, Inc. ("MOE" or "the Company") to inform them of certain actions approved and recommended by the Board of Directors and subsequently approved by Majority Shareholder Consent without meeting.
As you may be aware, MOE is a Delaware Corporation; and, under Delaware law, a meeting is not necessary when a majority of the shareholders of record approve certain corporate actions that would otherwise require notice of a shareholder meeting and voting by shareholders. However, Delaware law, as well as the By-Laws of your Company, require that all shareholders of record should be given disclosure and notice of the action taken by Majority Shareholder
Consent. Your management also believes that such notice is a fair and equitable requirement.

     Attached to this Shareholder Notice is a copy of the Majority Shareholder Consent Resolution signed by the shareholders holding the majority of the issued and outstanding shares. This consent should serve as a brief summary of the matters recommended by the Board of Directors and approved by a majority of the shareholders. As many of you may know, the Company is presently implementing a reorganization with a privately held California limited liability company engaged in computer software and hardware applications and processing of unique proprietary programs which are related to various business applications. The Company acquired all of the ownership interest in that limited liability company known as J2 Technologies, LLC ("J2") as its wholly owned operating subsidiary. The Company is in the process, contemporaneously with the sending of this notice, of changing its name of record in Delaware to RECOM Managed Systems, Inc. to reflect the new direction and business of the Company. Further, various parties, as indicated in the attached Majority Shareholder Consent, and as nominated by the prior J2 management, have become the majority shareholders of the Company, the new directors of the Company and have replaced the existing officers, as more particularly described and set out below. This type of reorganization is typically characterized and described as a "reverse acquisition".

     The purpose of the following Shareholder Information Statement is to supply to you substantially the same information as you would have received concerning this Reorganization if it were required to be submitted pursuant to a Proxy Solicitation for your vote. The information package being supplied to you consists primarily of this basic Shareholder
Information Statement which, as indicated above, is similar to a Proxy Statement; secondly, the Company has enclosed the current financial statements which presently exist for MOE, along with the current audited financial statements of J2, and an unaudited pro forma consolidated financial statement for the two entities. Thirdly, there is enclosed in this package a short business description of the J2 Technologies, LLC, and its intended business activities as RECOM Managed Systems, Inc.

     The new management of the Company will also be available to discuss any aspects of the business and answer your questions at any time should you wish to contact them directly.

     Finally, should any shareholders wish a copy of the most recently filed 10-KSB and 10-Q SB statements for MOE, they will be made available to any shareholder or interested party upon request. However, you should be advised that this material has been largely superseded by the subsequent agreement for "reverse acquisition," which the Company believes is fairly and fully disclosed in the enclosed Shareholder Information Statement, and is otherwise more briefly reported in a filed 8-K report with the SEC, a copy of which may also be made available to shareholders or interested parties upon request.

                     BRIEF DESCRIPTION OF J2

     J2 is a start-up California limited liability company, having its principal place of business at 2412 Professional Dr., Roseville, California 95661. Roseville is located approximately 20 miles from Sacramento, California. J2 was organized in July 1998 by various principals of a related technology company known as Recom Technologies, Inc. ("Recom Tech.") for the purposes of receiving an assignment of certain intellectual assets from Recom Tech. in exchange for membership interest in the new J2 entity. J2 is intended as a commercial developer and user of these assets. As noted above, the new name of your company will be RECOM Managed Systems, Inc. ("RECOM").

     J2 had thirteen (13) members consisting of individuals and business entities, all of which have contributed either technology, services or entreupeneurship to the start-up entity in exchange for their or its membership interest. These members have now transferred all of their ownership interest to MOE/RECOM in exchange for the controlling shareholder interest described below.

     J2 intends to engage primarily in the development and servicing of commercial computer networks, including local area, wide area, internet and intranet. It is envisioned that J2 will provide unique processes and procedures obtained from the Recom Tech. assignments for setting up and servicing various computer networks on an on-site and off-site basis. It is further envisioned J2 will provide unique hardware and software configurations for these networks, both in their implementation, operation and servicing. The Company also intends to provide both hardware and software servicing and maintenance as part of a complete service package for the commercial and business computer client. It is intended that the initial sites of its operations will be primarily the Northern California area.


     Recom Tech. has an extensive historical experience in the development and marketing of world class information technical services related to basic business utilities with particular emphasis upon network systems. It has been successful in developing and marketing these technical services to both governmental and industry sector clients, but with a special emphasis upon governmental programs such as NASA and the Department of Defense. It is believed that this proven experience will provide a unique competitive advantage to J2 to engage in its intended business activities.

     It should be understood that, to date, J2 has not engaged in any commercial activities and has only received the assignment of the intellectual assets from Recom Tech. as part of its initial organization efforts. It should be further understood these assets, while believed to have value, cannot be valued by the Company on its formal accounting statements as attached.


              GENERAL DESCRIPTION OF REORGANIZATION

     On or about August 24, 1998, Mt. Olympus entered into the referenced Stock-for-Membership Interest Agreement with the J2 Limited Liability
Company and its members. The essential terms of this reorganization agreement provided that Mt. Olympus acquired all of the outstanding membership interest in J2 which has become its wholly owned operating subsidiary. There is not presently contemplated an actual merger between the two entities for the foreseeable future, though the companies will retain such merger option. Presently, it is intended that J2 will operate as the sole commercial business operating subsidiary of the Company. To accommodate this reorganization, the Company will change its name to "RECOM Managed Systems, Inc." to reflect the actual business operations of the Company and will be managed and guided by a new board of director nominees and officers from the current J2 management as described below.

     Since the Company is, for practical purposes, going to be reorganized to operate like the J2 subsidiary, this type of reorganization is often generically called as a "reverse acquisition." In the reverse acquisition the public company formally continues as an entity, but the management, name and business purpose become those of the newly acquired entity, in this case J2.

     The terms of the reorganization agreement also required MOE to go through a 43:1 reverse split of its shares, so that the predominant ownership and control of the new entity will be held by the prior members in J2, see below. As a majority of the present shareholders of Mt. Olympus have approved this reorganization, there will be, after this reorganization, certain new reverse split shares issued to the prior J2 Members, as well as a limited number of reverse split shares which would be issued to prior management and affiliates of Mt. Olympus for prior services rendered. In the case of Mr. Madsen and Benchmark the reverse split shares would be issued, in part, as a finder's fee for the proposed reorganization.

     There would be a total of 2,605,000 reverse split shares issued and outstanding upon approval of the reorganization as outlined below:

                              Issuee              No. of Shares              %
of Reverse Split
Share
                              Recom, Inc.        660,500            25.4     %
                              Lee                300,000            11.5
                              Epperson           300,000            11.5
                              Kayne              340,000            13.1
                              Intervest, Inc.    150,000             5.8
                              SOMA, Inc.         340,000            13.1
                              Joyce               57,000             2.2
                              Toth                 7,500              .3
                              Lawrence             7,500              .3
                              Ostermiller          7,500              .3
                              Lai                 25,000             1.0
                              Shariq               5,000              .2
                              Existing MOE Shareholders     100,000     *  3.8
                              Andrew Limpert     105,000 *           4.0
                              Dennis Madsen       87,500 *           3.4
                              Benchmark Group     87,500 *           3.4
                              Julian Jensen        5,000 *            .2
                              L. Kent Mackey       5,000 *            .2
                              Gregory Stringham               5,000     *   .2
                              Dave Winters         5,000 *            .2
                              Donald Baird         5,000 *            .2
                                2,605,000             100     %1

* Asterisk denotes existing MOE stockholders, management or affiliates.
1 Rounded





     The new management group selected and nominated from the prior J2 management is set-out subsequently and described in this material. The present shareholders of Mt. Olympus, after the reverse split, now only constitute a remaining block of approximately 100,000 shares. Of this 100,000 shares, approximately 32.5% are held by Mr. Madsen, another 17.4% by Alpine
Securities and the remaining 50% by the public shareholders of Mt. Olympus.

     Management of Mt. Olympus has determined that the reverse organization, as generally described above, and as approved by majority shareholder consent, was in the best interest of all shareholders, since the Company had no alternative business purposes.

     While management is aware that approval of this reverse organization constitutes a substantial dilution and reduction of sharehold ownership in the Company to existing shareholders, management supported this acquisition, since the Company had no other business activities or expectations. Moreover, management believes that the terms and provisions of the reorganization are generally fair since the sole assets and future business activities of the Company are being contributed by the J2 members and the Company would not otherwise have any expectation of any future business activity.

     ANY SHAREHOLDER WISHING TO REVIEW A COPY OF THE
STOCK-FOR-INTEREST AGREEMENT MAY OBTAIN A COPY AT THE
ADDRESS INDICATED
ABOVE FOR THE MANAGEMENT.

     The Company knows of no person or group, except the following, which, as of the date of this Shareholder Statement, beneficially owns and has the right to vote more than five percent (5%) of the Company's Common Stock:


NAMES OF
BENEFICIAL OWNERS   SHARES BENEFICIALLY OWNED      PERCENT
OF CLASS

RECOM, Inc.                                    660,500              25.4
SOMA, LLC                             240,000             13.1
Kayne International LLC                                  340,000    13.1
Jack Lee                              300,000             11.5
John Epperson                                  300,000              11.5
Intervest, LLC                                        150,000             5.8



                    NEWLY APPOINTED DIRECTORS

     Management of Mt. Olympus indicates that the following individuals constitutes J2's nominees elected to the Board of Directors. The Board also received a proxy to appoint the fifth member from the Majority Shareholder Resolution:

     1. MR. JOHN (JACK) C. EPPERSON, JR.; Age 50. Mr. Epperson resides with his wife and family in Auburn, California. Mr. Epperson is a 1980 graduate of University of Northern Colorado with an MA degree in public administration and a BA degree in Marketing Science from Chaminade University in 1970.

     Mr. Epperson currently serves as the Executive Vice President of Recom Technologies, Inc. a related corporation, and has more than 27 years of experience in the field of corporate management, information technology and facility support services.


      Mr. Epperson has also acted as an entrepreneur on the founding of three successful information service companies and currently serves on the Board of Directors of Miranet, Inc., Recom International and Recom Applied Solutions. He has experience in both corporate management and in project management with these entities.

     Prior to his affiliation with Recom Technologies, Mr. Epperson was employed by Computer Sciences Corporation, Control Data Corporation, VanGuard Technologies, and earlier served in the U.S. Army as an ADP Plans and Operations Officer.

     Mr. Epperson will continue as an Executive Vice President of Recom Technologies and will serve the Company as a Board Member on an as needed basis. It is also presently intended that Mr. Epperson will be appointed by the Board as the President and Chief Executive Officer in the reorganized J2 Technologies Company.

     2. MR. G.K. (JACK) LEE; Age 62. Mr. Lee resides with his wife and family in San Jose California. Mr. Lee was an awarded an MS Degree in Applied Mathematics from San Jose University in 1964 and a BS in Mathematics and Physics from University of British Columbia in 1962.

     Mr. Lee is a founder of Recom Technologies and has more than 25 years experience in the information technologies services, including 20 years of management. He also has extensive experience in systems analysis and programming. Mr. Lee currently serves as President of Recom and as a member of its Board of Directors.

     Prior to his affiliation with Recom, Mr. Lee was employed by Sterling Softwares and was an independent consultant to NASA. He has also served as President of the Asian American Manufacturing Association and is a Board Member for Goodwill Industries and Attention Control Systems, Inc.

     It is intended that Mr. Lee will continue as an Officer and Director of Recom and will devote such time as necessary as a Director to the reorganized J2 and as its Secretary.

     3. SYED Z. SHARIQ. Age. 49. Dr. Shariq resides with his wife and family in Palo Alto, California. Dr. Shariq is a graduate of Virginia Polytechnic Institute with a Ph.D. in Operations Research, an MS in Applied and Mathematical Statistics from Rutgers University, and BE in Mechanical Engineering from University of Jabalpur, India.

     Mr. Shariq is Assistant to the Center Director for Strategic Alliances at NASA Ames Research Center. He has served as Director of Ames Commercial Technology Office with responsibilities to develop collaborative programs between NASA, industry, universities, states and regions. He was the founder of the agency's commercialization initiatives that successfully raised over $90 million in private sector capital. He has received extensive national recognition for his successes in the commercialization of technology.

     Prior to joining NASA, Dr. Shariq served as a Senior Associate with Montgomery Securities, a West Cost investment banking firm specializing in corporate finance, venture capital, and institutional trading services for emerging growth and technology companies. He has also served as Director of research and development and advisor of strategic business and policy for several organizations.

     He has served on the faculties of several universities, including Duke and John Hopkins, and is a visiting faculty fellow at Stanford University and University of Texas at Austin. He is an active community volunteer in the Silicon Valley, serving as founding member of the board of directors for four non-profit regional business initiatives. He is a member of numerous advisory groups, including the Governor's California Information Technology Commission.


4. MR. ROBERT S. IGER, ESQ.; Age 57. Mr. Iger resides in Irvine, California with his wife and family. Mr. Iger is a member of the California Bar and obtained his JD Degree in 1993 from Western State University. Mr. Iger also holds a Masters Degree in Economics from the State University of New York at Buffalo in 1969.

     Mr. Iger, in addition to practicing law since 1994, has served on various boards and in executive positions with LAR Holding, Ltd., Oxford First Corporation and Xerox Corporation. Mr. Iger's practice concentrates currently in corporate and securities law. He would intend on serving the company on an as needed basis as a Director and legal advisor.


                    MANAGEMENT & COMPENSATION

     The following chart sets out the essential information regarding the number of reverse split shares held by each director and officer. No present decision on compensation to officers has been made. Only Mr. Joyce, the Vice
 President of Operations, will initially serve on a full-time basis. It should also be noted that Mt. Olympus does not have any salaried or compensated positions at the present time and any compensation to be paid will be paid solely through the J2 subsidiary. Further, Directors do not receive compensation at the present time for their services, but receive a per diem payment for each meeting attended to be set by the Board, presently $500 per meeting. At present it is intended that only the Vice-President will be employed full-time as an officer, with the other officers serving part-time on an as-needed basis. Mr. Limpert will act as an interim President through November 30, 1998, at which time Mr. Epperson will assume that office.

Name of Director/Officer
Number of J2
shares to be
held2,3
% of
Outstanding
Shares


John Epperson, Jr., 1
Director & President
300,000
11.5%


G.K. (Jack) Lee,
Director, CFO & Treasurer/Secretary
300,000
11.5%


Syed Shariq,
Director
5,000
 .2%


Robert S. Iger, Esq.,
Director
 0
 0%


James (Jim) Joyce,
Vice President Operations
57,000
2.2%


1 Appointment effective December 1, 1998. Mr. Limpert is continuing to serve as interim President through November 30, 1998.
2 Includes all shares legally or beneficially owned.
3 There are presently no outstanding options, warrants or other share acquisition rights.

               APPOINTMENT OF INDEPENDENT AUDITORS

     Management had determined pursuant to majority shareholder consent to continue the appointment of the accounting firm of Hansen, Barnett & Maxwell of Salt Lake City, Utah as the continuing auditors for the Company for an interim term.

     Management believes that it is important to retain the historical auditors of the Company during this transitional period and until consolidated financial statements can be prepared reflecting the integration of the J2 subsidiary.


BY AUTHORITY OF THE BOARD OF DIRECTORS:




___________________________________
Mr.  Andrew Limpert
President



Leveraging Proven Performance in a Growth Market

Recom Managed Systems, Inc (RMSI) is a spin-off of Recom Technologies, an
18 year old company with extensive experience supporting the information technology requirements of large federal customers, primarily NASA and Department of Energy. RMSI was formed to leverage Recom Technologies' expertise in desktop and network systems. RMSI' s primary goal is to become the primary systems support partner for mid-size and small commercial customers by offering predictable 'NASA' level reliability and quality. ey strengths of this business opportunity are: a determined focus on a very fertile market, a roll-up growth strategy applicable to acquisitions, and a strong management team armed with proven Recom processes and technologies.
Recom Technologies is assigning intellectual property assets to RMSI independently appraised at $4,750,000. These assets provide a significant competitive advantage in providing world class systems support.

RMSI will become a national service provider with Sacramento as the first regional site. The Sacramento Valley is forecast to be the fastest growing business region in the country in the next ten years and is already experiencing rapid growth from technology companies. Over the last three years, the top national and Sacramento based companies offering desktop and networking products and services have experienced over 50% annual growth.

RMSI plans to capture a significant market share by implementing a remote support center, a user support web site and by extending Recom's brand name recognition for quality and reliability. The remote center and web site will allow RMSI to offer a level of technical support not affordable by any one mid-size company.


Opportunity to Manage Total Cost of Ownership

Companies have more desktop assets than ever before, but exactly how many assets, their location, their configuration or their total cost are often unknown. Supporting these systems often depletes the companies' ability to take advantage of important new technologies. Many organizations react by hiring temporary staff, yet real expertise and reliable results are hard to find. Increasingly companies are solving this problem by outsourcing basic desktop and network support services while refocusing their internal Information Technology staff on implementing technologies that provide unique strategic business advantages.

Besides managing total cost of ownership, other key outsourcing drivers are: the ability to retain, recruit and train the necessary systems engineers and technicians, the ability to make major capital reinvestments in systems every three years, sufficient IT staff to complete needed business growth projects RMSI answers the total cost of ownership problem and other related IT issues by providing the ability to selectively out-task' specific desktop and network support responsibilities.


RMSI's services  include:

          Technology and Support Planning. RMSI offers technology planning to help our clients assess how their business is currently deploying and supporting distributed computing systems. Our assessments identify opportunities for improving desktop and network support functions.

     Help Desk Services and User Training. RMSI's proactive approach to user support for desktop and network applications focuses on continuous improvement to maximize productivity. Using industry best practices and tools, we'll help eliminate user problems before they occur. RMSI's training courses increase user productivity while decreasing support levels of effort.

     Maintenance and Asset Management Services. RMSI's goal is to minimize user downtime and reduce the cost of on-site technical support through our umbrella maintenance services. RMSI provides responsive, single-source maintenance for desktop and network equipment. Our clients regain control of their technology investment and manage cost through our careful tracking of PC andnetworking assets.

     Network Services. RMSI offers a single source for network reengineering, architecture planning, integration, operations, network management, administration and support. RMSI provides these services for local and wide area network and internet/intranet systems.

     Full-Service Leasing. RMSI offers a full-service leasing program for desktop, laptop and server computing. Our leasing, rental, and financing services are contoured to our clients' business needs. Our Full-Service Leasing program will combine management services with flexible financing that lets our clients upgrade or trade in assets at virtually any point during the lease term.

     IT Staffing.   RMSI provides insource (client managed) or outsource (RMSI managed) technical staff with a wide range of capabilities including PowerBuilder, Oracle and SilverStream.


      Services Strategy

RMSI will provide the same high quality technical support provided at computing intensive government organizations like NASA, by using proven best business practices and support technologies based on proprietary and intellectual assets assigned by Recom Technologies.


RMSI provides specialized "out-tasking" service level agreements designed to
meet our clients' prioritized operational needs.   Our service agreements are
assured by measuring and reporting critical performance indicators such as system availability, system performance, customer satisfaction, call and ticket volume, mean response time and mean time-for-repair RMSI's remote support center will have the capability to predict failures and solve problems before they become apparent to the customer. Real-time asset management will be used to determine the status of all network components at any given time and this information will be available for customer review through secure access on the user support website. Knowledge bases will be used by the remote support staff for problem resolution and also made available to users for self help' on the web site.

The remote support center, user support web site, and knowledge base will better leverage our senior technical staff by reducing the time needed for on-site visits. With remote control capabilities like remote boot and software distribution, many systems problems will be resolved without sending a technician on-site.

To further streamline our service, the RMSI team will provide a knowledge base directly to our customers through our web site. This web site allows customers to:
        resolve many common problems themselves
        obtain real time operational status of computing resources submit trouble calls and track their resolution receive training on standard desktop/network software

Support services will concentrate on desktop (Windows NT/95/98), client/server network architectures (Microsoft NT and Novell Netware) and internet/intranet systems.

System maintenance and management functions will include:
        software installations, metering and updates remote systems monitoring, optimization and tuning system/data back-up and recovery data security and virus protection asset management preventative maintenance

      RMSI will provide a complete range of desktop support services that eventually will include the lease of systems/services. Moreover, utilizing Recom's proprietary processes and the latest remote agent software, RMSI will provide superior services that are not currently available to the mid-level market. All services will be "institutionalized" using Recom's already-developed procedures.

      Recom will provide expertise gained through its participation on two recently awarded Seat Management contracts with the federal government. These contracts will provide services similar to the above for government agencies. Government customers will pay a set monthly fee per desktop workstation for all hardware, software, diagnostic, repair, call center, asset management and upgrade support. That is, complete network outsourcing. During the first year of operation, RMSI intends to establish a similar model with its Sacramento customer base.



Market Analysis

      The growth potential of this market is significant on a regional, national and international level. International Data Corporation (IDC) 1998 study predicts that the support outsourcing market will grow from $7.9 billion in 1997 to $17.4 billion in 2002 with AGR of 17.2%.

A survey of Northern California companies that offer network services reveals that the competent companies are growing 100% per year. Three companies are currently dominant and offer only time and materials support. Also, the largest companies are hardware vendors first and services suppliers second. No one offers mid-size and small companies the services anticipated by RMSI.

RMSI is uniquely positioned to rapidly become a large player in this market. Through its Recom connections it has a cadre of well-qualified technical staff, in-place procedures, local support infrastructure and knowledge of local businesses. In addition, it has the ability to support the State of California through Recom's current California Master Agreement for Services, thereby enabling state agencies to buy services through a pre-negotiated contract vehicle.

Initially services will be provided in the Northern California region.
This market niche was selected for several reasons:
     Corporate networks (including local area, wide area, Internet and Intranet connections) are a rapidly growing market
It has a rapidly growing customer base (The Sacramento region is forecasted to be the fastest growing region in the country and is already experiencing a large migration of companies from the Silicon Valley)
Companies know that technical talent is expensive and difficult to find In-house expertise and small consulting firms seldom offer a full range of capabilities to completely satisfy enterprise networking requirements
Large companies already have sufficient in house expertise or outsource to large service providers; moderate size companies rarely enjoy a consistent and reliable level of support
Often customers must deal with several vendors for complete network services.
This inevitably leads to delays, "finger pointing" and an unreliable level of support
Industry leaders providing similar service at the Fortune 500 / 1000 level are Hewlett Packard, IBM, EDS, Entex, and Vanstar. Each of these companies have been acquiring mid-size, local service companies in order to expand their national and global position.

Business Development

Initial market growth will be accomplished by acquiring several high potential technology companies, as well as hiring and integrating several established consultants. These additions will provide access to technical staff and the needed infrastructure to provide remote systems management.

The plan for company acquisitions is:
         Desktop / Network Systems Integrators and VARs [several]
         Training Center
         Recruiting/Staffing Agency
         Internet Service Provider

The Sacramento Valley is forecast to be the fastest growing business region in the country in the next ten years and is already experiencing growth from technology companies like Intel, Packard Bell, Hewlett Packard and Oracle.
In addition, Sacramento is receiving a large migration of high tech companies from Silicon Valley. Over the last three years, the top five Sacramento companies offering desktop and networking products and services have experienced 100% annual growth. Yet, the majority of the existing outsourcing market is supported by small (1-5 person) consulting firms.

After RMSI is established in the Sacramento Valley, the regional service concept will be expanded to other growing west coast business regions such as:
South Bay, San Francisco, Portland, Seattle, and Vancouver.


Marketing Plan

The RMSI marketing plan consists of demonstrating the benefits of the quality service that will be provided through the RMSI team at the remote support center, web site as well as the field technicians.

Marketing and sales will be targeted through these main initiatives:

        Acquiring and expanding a customer base through acquisitions
        Obtaining customers through a marketing alliances with Capital Communications
        Pursuing companies having difficulty recruiting senior technical staff Direct marketing outsourcing opportunities
        Establishing service alliances with hardware providers, Telcom companies and software vendors


Management

RMSI fields a strong, experienced management team and board of directors.

John (Jack) C. Epperson, Chief Executive Officer

     Mr. Epperson has more than 27 years of experience in the field of corporate management, information technology and facility support services. As Executive Vice President of Recom Technologies, he currently supports Recom in an executive capacity with responsibilities including strategic planning, business development, and executive management.

     Mr. Epperson is a founding principal in three successful information services companies and serves as a board member for Miranet, Incorporated, Recom International and Recom Applied Solutions. His experience includes corporate management, project management,consulting, operating systems analysis and programming, hardware configuration and installation specifications, and applications analysis.

     Previous to his leadership of Recom Technologies and Epsilon Automation, Mr. Epperson was employed by Computer Sciences Corporation (CSC), Control Data Corporation (CDC), Vanguard Technologies and served in the US Army as a ADP Plans and Operations Officer. He holds an MAin Public Administration and a
BA in Marketing Science.

     James P. Joyce, Vice President Operations

     Mr. Joyce has more than 21 years of experience in providing information systems services. As Director of the IT Consulting Division within Recom Technologies, he is responsible for establishing consulting services for commercial businesses in the Sacramento region.
     As Project Manager of a $10 million support services contract, Mr Joyce managed more than 65 full-time and part-time team members.

     Previous to his responsibilities with Recom Technologies, Mr. Joyce had a distinguished career in Information Systems with the US Air Force. His varied technical experience included teaching computer science at the US Air Force Academy and managing a $25 million automation effort in support of the F-117 Stealth Fighter.

     Mr. Joyce holds a BS in Computer Science from Oregon State University and an MS in Information Systems from the Air Force Institute of Technology.

Mr. Joyce and Mr. Epperson have worked together in Recom Technologies since 1993.

     Staffing

     During the first quarter of operations, these key management positions will be filled: VP of Technology, VP of Finance and VP of Sales and Marketing.
These positions may be filled by the principals of acquired companies.


Board of Directors

     RMSI will be lead by the following Directors:

     Jack Epperson is CEO of Recom Managed Systems and VP of Recom
Technologies.


     Jack Lee is CEO of Recom Technologies. Mr. Lee, the founding principal of Recom Technologies, has more than 25 years of experience in Information Technology services, including 20 years of management, five years of system analysis, and four years of programming. As President of Recom, Mr. Lee grew the company from a one-person operation to a $31 million company with 430 employees.

     His performance record includes positions in supervision, project management, technical group management, and contract management. He is past president of Asian American Manufacturing Association and is a serves as a board member for Goodwill Industries and Attention Control Systems, Inc.
Previous to his career with Recom, Mr. Lee was employed by    Sterling Software
and as an independent consultant to NASA. Mr. Lee has an MS degree in Applied Mathematics and BS in Mathematics and Physics.


Dr. Syed Shariq is a graduate of Virginia Polytechnic Institute with a Ph.D in Operations Research,an MS in Applied and Mathematical Statistics from Rutgers University, and BE in Mechanical Engineering from University of Jabalpur, India.

     Dr. Shariq is Assistant to the Center Director for Strategic Alliances at NASA Ames Research Center. He has served as Director of Ames Commercial Technology Office with responsibilities to develop collaborative programs
between NASA, industry,universities, states    and regions.  He was the founder
of the agency's commercialization initiatives that successfully raised over $90 million in private sector capital. He has received extensive national recognition for his successes in the commercialization of technology.

Prior to joining NASA, Dr. Shariq served as a Senior Associate with Montgomery Securities, a West Coast investment banking firm specializing in corporate finance, venture capital,and institutional trading services for emerging growth and technology companies. He has also served as Director of research and development and advisor of strategic business and policy for several organizations.

He has served on the faculties of several universities, including Duke and John Hopkins, and is avisiting faculty fellow at Stanford University and University of Texas at Austin. He is an active community volunteer in the Silicon Valley, serving as founding member of the board of directors for four non-profit regional business initiatives. He is a member of numerous advisory groups, including the Governor's California Information Technology Commission.


     Robert Iger   is a member of the California ar and obtained his JD Degree from Western State University.  Mr. Iger also holds a Masters Degree in
Economics from the State University     of New York at Buffalo.  Mr. Iger has
served on various boards and inexecutive positions with LAR Holding Ltd., Oxford First Corporation, and Xerox Corporation. Mr.Iger's practice concentrates in corporate and securities law. He would intend on serving the company as a director and legal adviser.



     Advisers

     Tom Schultz has been the President and Chief Executive Officer of Vista Technologies, Inc., a public surgical center firm form February 1996 to March 1997. Prior to joining Vista Tecnologies, Inc., Mr. Schultz served as Chairman/Chief Executive Officer of Crystallume, a NASDAQ-listed corporation, from February 1986 to January 1996.

     Robert Kendrick  founded Mackenzie Shea, Inc in 1995.  Mr. Kendrick has
15 years of experience including founding and operating a multinational securities broker/dealer, advising on investment banking, mergers and acquisitions advisory activities. His expertise is in the area if inovative corporate financial structuring and guiding companies throught the ever changing regulatory environment. Mr. Kendrick has developed vital relationships that provide access to capital and has an astute comprehension of the essential broker/dealer network throughout the U.S., Europe, Canada and South America.


Leveraging Assets from Recom Technologies

On August 15, 1998, Houlihan Valuation Advisors provided a report that assessed the value of the proprietary and intellectual assets being assigned by Recom Technologies to RMSI at $4,750,000.


Financial Analysis

Recom Managed Systems is a start-up company with proven business processes and technologies. Based on first level and second level funding, we project meaningful earnings for 1999. Revenues for 1999 are projected to be over $10,000,000.


                         RECOM MANAGED SYSTEMS, INC.

                        INDEX TO FINANCIAL STATEMENTS


                                                                  Page

MT. OLYMPUS ENTERPRISES, INC.
  Condensed Balance Sheet - September 30, 1998 . . . . . . . . . .   F-2
  Condensed Statements of Operations for the Three Months and
   the Nine Months Ended September 30, 1998 and 1997 and for the Cumulative Period from January 19, 1987 (Date of Inception)
   through September 30, 1998. . . . . . . . . . . . . . . . . . .   F-3
  Condensed Statements of Cash Flows for the Nine Months Ended
   September 30, 1998 and 1997 and for the Cumulative Period
   from January 19, 1987  (Date of Inception) through
   September 30, 1998. . . . . . . . . . . . . . . . . . . . . . .   F-4
  Notes to Condensed Financial Statements. . . . . . . . . . . . .   F-5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.
 .   F-6
  Unaudited Pro Forma Condensed Consolidated Balance Sheet
  - August 31, 1998. . . . . . . . . . . . . . . . . . . . . . . .   F-7
  Unaudited Pro Forma Condensed Consolidated Statements of
   Operations from July 31, 1998 (Date of Inception) through
   August 31, 1998 . . . . . . . . . . . . . . . . . . . . . . . .   F-8
  Notes to Unaudited Pro Forma Condensed Consolidated
   Financial Statements. . . . . . . . . . . . . . . . . . . . . .   F-9

J2 TECHNOLOGIES, LLC
  Independent Auditor's Report . . . . . . . . . . . . . . . . . .  F-10
  Balance Sheet - August 31, 1998. . . . . . . . . . . . . . . . .  F-11
  Statement of Operations and Changes in Members' Equity
   (Deficiency) July 31,1998 (Inception) to August 31, 1998. . . .  F-12
  Statement of Cash Flows July 31, 1998 (Inception) to
   August 31, 1998 . . . . . . . . . . . . . . . . . . . . . . . .  F-13
  Notes to Financial Statements. . . . . . . . . . . . . . . . . .  F-14

                        MT. OLYMPUS ENTERPRISES, INC.
                       (A Development Stage Enterprise)
                           CONDENSED BALANCE SHEET
                              SEPTEMBER 30, 1998
                                 (Unaudited)

                                    ASSETS

Current Assets
 Prepaid expenses                                                $      140
                                                                 ----------
  Total Current Assets                                                  140
                                                                 ----------
Total Assets                                                     $      140
                                                                 ==========

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
 Accrued expenses                                                $  145,322
 Convertible debt                                                    60,000
                                                                 ----------
  Total Current Liabilities                                         205,322
                                                                 ----------
Stockholders' Deficit
 Common stock - $0.001 par value; 50,000,000
   shares authorized; 100,000 shares issued
   and outstanding                                                      100
 Additional paid-in capital                                          93,779
 Deficit accumulated during the development stage                  (299,061)
                                                                 ----------
  Total Stockholders' Deficit                                      (205,182)
                                                                 ----------
Total Liabilities And Stockholders' Deficit                      $      140
                                                                 ==========

        See the accompanying notes to condensed financial statements.

                        MT. OLYMPUS ENTERPRISES, INC.
                       (A Development Stage Enterprise)
                      CONDENSED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                   For the Cumulative
                   Period From
                   January 19, 1987
                   Date of
                   For the Three Months  For the Nine Months Ended  Inception)
             Ended September 30,        September 30,        Through
            ----------------------  ---------------------- September 30,
                      1998        1997        1998        1997        1998
                    ---------  ----------  ----------  ----------  ----------
Income             $       -   $       -   $       -   $       -   $       -

Option Expenses            -           -           -           -       55,349

Merger and Reorganization Expenses
                      112,750      17,922     113,577      32,475     200,282

General and Administrative Expenses
                       11,450         366      18,988         496      55,087

Interest Expense
                        7,500          -        7,500       1,054      14,213
                   ----------  ----------  ----------  ----------  ----------
Net Loss Before Extraordinary
 Item
                       (131,700)    (18,288)   (140,065)    (34,025)   (324,931)
                    ----------  ----------  ----------  ----------  ----------
Extraordinary Gain from Debt
 Forgiveness, net of Tax of $0
      -           -           -       22,566      25,870
  ----------  ----------  ----------  ----------  ----------

Net Loss
                   $ (131,700) $  (18,288) $ (140,065) $  (11,459) $ (299,061)
                     ==========  ==========  ==========  ==========  ==========
Basic and Diluted Loss Per Common
 Share Before Extraordinary Item

    $       -   $       -   $       -   $       -   $    (3.66)

     ==========  ==========  ==========  ==========  ==========
Basic and Diluted Loss Per
 Common Share
    $       -   $       -   $       -   $       -   $    (3.66)
      ==========  ==========  ==========  ==========  ==========
Weighted Average Common Shares
 Outstanding
                     100,000     100,000     100,000     100,000      81,698
                  ==========  ==========  ==========  ==========  ==========

        See the accompanying notes to condensed financial statements.

                        MT. OLYMPUS ENTERPRISES, INC.
                       (A Development Stage Enterprise)
                      CONDENSED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                For the Cumulative
                                                   Period From
                                                 January 19, 1987
                                      For the Nine Months (Date of Inception)
                                            Ended September 30,      Through
                                          -----------------------  September 30,
                                             1998         1997          1998
                                           ----------   ----------   -----------
Cash Flows From Operating Activities
   Net loss                             $ (140,065)  $  (11,459)   $ (299,061)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
   Amortization                                -            -          5,164
   Extraordinary gain of debt forgivene        -       (22,566)      (25,870)
   Services for convertible debt               -        15,613        15,613
   Expenses paid by stockholder                -         1,592        15,247
   Expenses paid from deposit with legal counsel
                                               -         6,900        10,000
   (Decrease) in prepaid expenses            (140)         (78)         (140)
   Increase in accrued interest payable      7,500        8,945        14,213
   Increase in accrued liabilities         132,705        1,053       193,866
                                       ---------   ----------   -----------
   Net Cash Used In Operating Activities        -            -        (70,968)
                                           ----------   ----------   -----------
Cash Flows From Investing Activities
   Payment for organization costs               -            -         (5,164)
                                           ----------   ----------   -----------
   Net Cash Used In Investing Activities        -            -         (5,164)
                                           ----------   ----------   -----------
Cash Flows From Financing Activities
   Proceeds from notes payable to related party  -            -         37,000
   Repayment of note from related party          -            -        (25,000)
   Proceeds from issuance of common stock,
     net of offering costs                        -            -         64,132
                                           ----------   ----------   -----------
   Net Cash Provided By Financing Activities      -            -         76,132
                                           ----------   ----------   -----------
Net Decrease In Cash                               -            -             -

Cash at Beginning of Period                        -            -             -
                                           ----------   ----------   -----------
Cast at End of Period                      $       -    $       -    $        -
                                           ==========   ==========   ===========

        See the accompanying notes to condensed financial statements.

                        MT. OLYMPUS ENTERPRISES, INC.
                   NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 (Unaudited)

NOTE 1--CONDENSED FINANCIAL STATEMENTS

The accompanying condensed financial statements have been prepared by the Company, and are not audited. All adjustments necessary for fair presentation have been included and consist only of normal recurring adjustments except as disclosed herein. These financial statements are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These statements should be read in conjunction with the Company's annual financial statements included in the Company's Annual Report on Form 10-KSB dated December 31, 1997. The financial position and results of operations presented in the accompanying financial statements are not necessarily indicative of the results to be generated for the remainder of 1998.

NOTE 2--CONVERTIBLE DEBT

In September 1997, a shareholder assumed $44,387 of liabilities of the Company. The shareholder made arrangements with a third party to borrow $60,000 at 10% per annum to pay for these obligations. The Company granted the third party the right to convert the debt into shares of common stock which was subsequently done as described in Note 4.

NOTE 3--EXTRAORDINARY GAIN FROM DEBT FORGIVENESS

In 1997 and 1996 the Company negotiated reductions in the amounts owed to creditors. As a result, the creditors forgave a total of $25,870 in liabilities. The gain from the debt forgiveness has been recognized as an extraordinary gain in the accompanying statements of operations.

NOTE 4- SUBSEQUENT EVENTS - REORGANIZATION

Reverse Stock Split - On October 30, 1998, the Company entered into a reorganization agreement with J2 Technologies, LLC, a California limited liability company, ("J2"). Immediately prior to the reorganization the Company completed a 43-for-1 reverse stock split of the common stock outstanding. The amounts herein have been restated for the effects of the split for all periods presented.

Reorganization - At the time of the reorganization, the Company had 100,000 common shares (post-split) outstanding. J2 had outstanding membership interests of 2,200,000. As part of the agreement, Mt. Olympus Enterprises, Inc. exchanged 2,200,000 shares of its common stock for all of the outstanding membership interests of J2 and changed the Company's name to Recom Managed Systems, Inc. Also, as part of reorganization, $60,000 of convertible debt and $132,632 of accrued interest and other accrued liabilities were converted into 305,000 shares of common stock. As a result of the agreement, Recom Managed Systems, Inc. had 2,605,000 shares of common stock outstanding. The agreement will be accounted for as the reorganization of J2 and the acquisition of Mt. Olympus enterprises, Inc. using the purchase method of accounting. Since Mt. Olympus Enterprises, Inc. did not have any operations and had only nominal assets at the date of the agreement, the acquisition of the net liabilities of Mt. Olympus Enterprises, Inc. will be recorded at their historical cost.

                         RECOM MANAGED SYSTEMS, INC.
                        UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS


On August 24, 1998, the members of J2 Technologies, LLC, a California limited liability company, ("J2") entered into an agreement with Mt. Olympus Enterprises, Inc. ("Mt. Olympus") pursuant to which Mt. Olympus issued 2,200,000 shares of its common stock on October 30, 1998 in exchange for 100% of the membership interests of J2. In addition, Mt. Olympus changed its name to Recom Managed Systems, Inc. The agreement has been accounted for as the reorganization of J2 and the issuance of common stock for the net liabilities of Mt. Olympus. The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the consolidated financial position of the combined companies as though the agreement had been consummated on August 31, 1998. The following unaudited pro forma condensed consolidated statement of operations has been prepared to present the operations of the consolidated companies for the month ended August 31, 1998 assuming the agreement had been completed on July 31, 1998.

The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of Mt. Olympus for the nine months ended September 30, 1998, included elsewhere herein, and in conjunction with the separate financial statements of J2 from July 31, 1998, (date of inception) through August 31, 1998, which are included elsewhere herein. The unaudited pro forma condensed consolidated balance sheet and statement of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the agreement been completed on August 31, 1998 or July 31, 1998, or the results of operations which may be obtained in the future. In addition, further results may vary significantly from the results presented in these pro forma financial statements.

                          RECOM MANAGED SYSTEMS, INC.
         UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  BALANCE  SHEET
                                AUGUST 31, 1998

                                          J2         Mt.
                                    Technologies, Olympus    Pro Forma
                                 LLC     Enterprises  Adjustments   Pro Forma
                               ----------  ----------  ------------  -----------
                                     ASSETS

 Current Assets
   Cash                        $  150,000  $      -                  $   150,000
   Prepaid expenses                  -          140                        140
                               ----------   ---------                 ----------
      Total Current Assets       150,000         140                    150,140
                               ----------   ---------                 ----------
 Property and Equipment          57,324          -                      57,324
   Less accumulated depreciatio (37,276)         -                     (37,276)
                               ----------   ---------                 ----------
      Net Property and Equipment  20,048          -                      20,048
                               ----------   ---------                 ----------
 Intangible Assets                4,160          -                       4,160
                               ----------   ---------                 ----------
 Total Assets                  $  174,208   $     140                 $  174,348
                               ==========   =========                 ==========
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current Liabilities
   Accounts payable            $  174,138   $      -   (C)$   14,615  $  188,753
   Accrued expenses                 -      145,322  (A)  (132,632)     12,690
   Note payable, Members        150,000          -              -      150,000
   Due to Member                13,266          -              -       13,266
   Convertible debt                -       60,000  (A)   (60,000)         -
                               ----------   ---------      ---------  ----------
      Total Current Liabilities 337,404     205,322       (178,017)    364,709
                               ----------   ---------      ---------  ----------
 Stockholders' Equity
   Common stock                              -          100  (A)       305
                                                      (B)     2,200      2,605
   Additional paid-in-capital                -       93,779  (A)   192,327
                                                             (B)    17,848
                                                        (D)  (299,061)     4,893
   Members' deficiency            (163,196)         -   (B)   163,196         -
   Accumulated deficit                       -     (299,061) (B)  (183,244)
                                                     (C)   (14,615)
                                                     (D)   299,061   (197,859)
                                ----------  ----------     ----------  ---------
      Total Stockholders' Deficit
                                (163,196)   (205,182)       178,017   (190,361)
                               ----------  ----------     ----------  ---------
 Total Liabilities and Stockholders'
   Deficit                    $  174,208  $      140     $       -   $ 174,348
                               ==========  ==========     ==========  =========

 Notes to the Unaudited Condensed Pro Forma Consolidated Statements are presented on page F-9.

                          RECOM MANAGED SYSTEMS, INC.
                 UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED
                           STATEMENTS  OF  OPERATIONS
        FROM JULY 31, 1998 (DATE OF INCEPTION) THROUGH  AUGUST  31, 1998

                                        J2          Mt.
                              Technologies   Olympus      Pro Forma    Pro Forma
                                  LLC     Enterprises   Adjustments    Results
                               ----------  ----------  -------------  ----------
 Revenue                      $       -   $       -      $       -   $       -
                               ----------  ----------     ----------  ----------
 General and administrative expenses
   Reorganization expense      150,000     112,750 (C)     14,615     277,365
   Appraisal Fee                13,266          -              -       13,266
   Other                        19,978      11,450             -       31,428

 Interest                           -        7,500                      7,500
                              ----------  ----------     ----------  ----------
 Net Loss                    $ (183,244) $ (131,700)    $  (14,615) $ (329,559)
                             ==========  ==========     ==========  ==========
 Basic and Diluted Loss Per
  Common Share                                                    $    (0.13)
                                                                   ==========
 Weighted average number of common
  shares used in per share calculation                                2,605,000
                                                                      ==========

 Notes to the Unaudited Condensed Pro Forma Consolidated Statements are presented on page F-9.

                          RECOM MANAGED SYSTEMS, INC.
                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS


    A  -    To record the issuance of 305,000 shares of common stock upon the conversion of $192,632 of liabilities of Mt. Olympus.

    B - To record the issuance of 2,200,000 shares of common stock in exchange for all of the membership interests of J2 at historical cost. As a result of the reorganization, there were 2,605,000 common shares outstanding. The agreement has been accounted for as the reorganization of J2 and the acquisition of Mt. Olympus using the purchase method of accounting. Since Mt. Olympus did not have any operations and had only nominal assets at the date of the agreement, the acquisition of the net liabilities of Mt. Olympus were recorded at historical cost.

    C - To record $14,615 of costs incurred in connection with the reorganization.

    D - To eliminate the accumulated deficit of Mt. Olympus at the date of the reorganization.

 Drucker, Math & Whitman, P.C.

                Certified Public Accountants              2865 U.S. Highway #1
                                                      Route 1 & Finnegans Lane
                                                    North Brusnswick, NJ 08902
                                                        Telephone 732-821-5200
                                                              Fax 732-821-7711


                          Independent Auditors' Report



 Members
 J2 Technologies, LLC
 Roseville, California

 We have audited the accompanying balance sheet of J2 Technologies, LLC (a development stage company) ("Company") as of August 31, 1998, and the related statements of operations and changes in members' equity (deficiency), and cash flows for the period from July 31, 1998 (inception) to August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J2 Technologies, LLC (a development stage company) as of August 31, 1998, and the results of its operations and its cash flows for the period from July 31, 1998 (inception) to August 31, 1998 in conformity with generally accepted accounting principles.

 The accompanying financial statements have been prepared assuming that the Company will be able to commence operations and continue as a going concern. As discussed in Note 2, the Company has no operating history, is in the development stage, and, at August 31, 1998, has an equity deficiency. These matters raise substantial doubt as to the Company's ability to commence operations and continue as a going concern. Management plans to generate funds through a merger with a public company followed by a private placement offering. There is no assurance that such plans will be completed or, if completed, that such actions will generate sufficient funds to enable the Company to commence and continue its operations for the next twelve months. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         DURCKER, MATH & WHITMAN, P.C.

 October 26 , 1998

                              J2 TECHNOLOGIES, LLC
                         (A Development Stage Company)
                                 BALANCE SHEET
                                AUGUST 31, 1998



                                     ASSETS


 Current assets:
    Cash, held in attorney's trust account                 $  150,000
    Computer equipment                                         20,048
    Organization costs                                          4,160
                                                           ----------
                                                           $  174,208
                                                           ==========

                  LIABILITIES AND MEMBERS' EQUITY (DEFICIENCY)

 Current liabilities:
    Notes payable, Members                                 $  150,000
    Due to Member                                              13,266
    Accounts payable                                          174,138
                                                           ----------
                                                              337,404
 Members' equity (deficiency), 2,200,000
  membership share interests outstanding                     (163,196)
                                                           ----------
                                                           $  174,208
                                                           ==========

                       See notes to financial statements.

                              J2 TECHNOLOGIES, LLC
                         (A Development Stage Company)
                          STATEMENT OF OPERATIONS AND
                    CHANGES IN MEMBERS' EQUITY (DEFICIENCY)
                  JULY 31, 1998 (inception) TO AUGUST 31, 1998



 Revenue                                                   $       -

 General and administrative expenses:
    Consulting fee regarding merger                           150,000
    Appraisal fee                                              13,266
    Legal and accounting                                       19,978
                                                           ----------
                                                              183,244
                                                           ----------
 Net loss                                                    (183,244)

 Members' capital contribution,
  computer equipment                                           20,048
                                                           ----------

 Members' equity (deficiency), August 31, 1998             $ (163,196)
                                                           ==========

                       See notes to financial statements.

                              J2 TECHNOLOGIES, LLC
                         (A Development Stage Company)
                            STATEMENT OF CASH FLOWS
                  JULY 31, 1998 (inception) TO AUGUST 31, 1998



 Cash flows from operating activities:
    Net loss                                               $ (183,244)

 Adjustments to reconcile net loss to net
   cash used in operating activities:
    Increase in:
     Organization costs                                        (4,160)
     Due to Member                                             13,266
     Accounts payable                                         174,138
                                                           ----------
        Net cash used in operating activities                      -
                                                           ----------
 Cash flow from financing activities,
    notes payable, Members                                    150,000
                                                           ----------

 Increase in cash                                             150,000
 Cash, beginning                                                   -
                                                           ----------
 Cash, ending                                              $  150,000
                                                           ==========

 For non-cash transactions, see Note 6.


                       See notes to financial statements.

                              J2 TECHNOLOGIES, LLC
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 31, 1998


 1. Summary of significant accounting policies and business activity:

    Business activity:

    J2 Technologies, LLC ("Company"), a California limited liability company, was organized to provide information technology support services, including systems consulting, design, implementation and maintenance. The Company is considered to be in the development stage as no revenues have been derived from operations and the Company is primarily involved in raising capital. The Company's operating agreement provides for a termination date of 2050. The owners of the Company are referred to as "Members". The Company's fiscal year will end December 31.

    Use of estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Cash and cash equivalents:

    The Company considers highly liquid deposits with maturities of three months or less, including deposits held in attorney's trust accounts, to be cash equivalents.

    Computer equipment:

    Computer equipment is stated at cost. See Note 6. Depreciation is provided on the straight-line method over a three year useful life.

    Organization costs:

    Organization costs represent costs incurred in connection with organizing the Company. These costs are being amortized on a straight-line basis over five years.

    Income taxes:

    The Company is not a taxpaying entity for federal and state income tax purposes. No income tax expense or benefit is recorded in the financial statements. Income or loss of the Company is taxed to (or benefits) the Members in their respective returns.

                              J2 TECHNOLOGIES, LLC
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 31, 1998


 2. Going concern:

    The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no operating history, is in the development stage, and, at August 31, 1998, has an equity deficiency. These factors raise substantial doubt about the Company's ability to commence operations and continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence. Continuation of the Company as a going concern is dependent on obtaining funds to commence its operations. Management plans to generate these funds through a merger with a public company followed by a private placement offering. There is no assurance, however, that such plans will be completed or, if completed, will generate sufficient funds to enable the Company to commence and continue operations for the next twelve months.

 3. Transfer of assets from related party:

    In connection with the issuance of membership shares to a Member, the Member assigned to the Company on a non-exclusive basis certain intellectual property. The intellectual property consists of technology management plans and corporate documents, technical proposals and management plans, technical operating procedures, corporate management plans and management resources, and software and data, collectively, the "Assets". The Assets were initially used or developed as part of noncommercial projects and contracts by the Member and are currently used in governmental applications. The assignment does not include rights for the Company to use the Assets in governmental applications, which rights are retained by the Member. The Company had the Assets appraised by an independent valuation firm. In an appraisal dated August 15, 1998, the appraisal firm estimated the fair market value of the Assets to be $4,750,000. Under generally accepted accounting principles, no value for the Assets may be recorded on the Company's books, although the Company is able to use such Assets, subject to an assignment agreement, without fees or royalties.

 4. Notes payable, Members:

    The Company issued four promissory notes for $37,500 each (aggregate $150,000) to certain members in exchange for cash. The notes bear interest at 10 percent per annum and are due on or before the earlier of August 1, 1999 or the closing date of the Company's private placement offering. As of October 23, 1998, no definitive plans for the offering had been made.

 5. Due to Member:

    A Member of the Company advanced to the Company $13,266 which was used to pay for the valuation of the assigned Assets (see Note 3). The advance accrues interest at prime plus two percent and is due February 3, 1999. The prime rate at August 31, 1998 was 8 1/2 percent.

                              J2 TECHNOLOGIES, LLC
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 31, 1998


 6. Computer equipment:

    The computer equipment reflected on the balance sheet was used by a Member and transferred from that Member to the Company. The original cost to the Member was $57,324 and $37,276 of accumulated depreciation had been recorded by the Member. The Company recorded the computer equipment at its net book value of $20,048.

 7. Proposed merger:

    The Company is in the process of completing a merger with an inactive publicly traded corporation, Mt. Olympus Enterprises, Inc. ("MTOP"). Pursuant to a "Stock-for-Membership Interest Exchange Agreement" ("Exchange Agreement"), all of the outstanding membership interests of the Company would be exchanged for shares of common stock of MTOP. The Exchange Agreement provides for, among other things, MTOP to assume the obligation to repay the promissory notes payable of the Company and all other obligations of the Company. The promissory notes payable are to be paid from funds raised, if any, in any financing by MTOP. At the closing, the Company shall pay legal, accounting and other fees approximating $15,000. Such fees will be recorded on the Company's books if and when the closing takes place.